EXHIBIT 3.2
AMENDMENT NO. 1 TO
FIRST AMENDED AND RESTATED
AGREEMENT OF LIMITED
 PARTNERSHIP
OF
COMPRESSCO PARTNERS, L.P.

December 1, 2014

This Amendment No. 1 (this “Amendment No. 1”) to the First Amended and Restated Agreement of Limited Partnership of Compressco Partners, L.P. (the “ Partnership ”), dated as of June 20, 2011 (the “ Partnership Agreement ”) is hereby adopted effective as of December 1, 2014, by CSI Compressco GP Inc., formerly Compressco Partners GP Inc. (the “ General Partner ”), as general partner of the Partnership. Capitalized terms used but not defined herein have the meaning given such terms in the Partnership Agreement.

WHEREAS, on November21, 2014, the General Partner filed an amendment to the Certificate of Incorporation of the General Partner in the office of the Secretary of State of the State of Delaware changing the General Partner’s name from “Compressco Partners GP Inc.” to “CSI Compressco GP Inc.” effective December 1, 2014;

WHEREAS, Section 2.2 of the Partnership Agreement provides that the General Partner may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners;
 WHEREAS, the board of directors of the General Partner has authorized and instructed the General Partner to take all actions necessary, desirable or appropriate to change the name of the Partnership from “Compressco Partners, L.P.” to “CSI Compressco LP”;

WHEREAS,  on November 21, 2014, the General Partner filed an amendment to the Partnership’s Certificate of Limited Partnership in the office of the Secretary of State of the State of Delaware effecting such change in the Partnership’s name effective December 1, 2014; and

WHEREAS, Section 13.1(a) of the Partnership Agreement provides that the General Partner, without the approval of any Partner, may amend any provision of the Partnership Agreement and, among other things, execute, deliver, file and record whatever documents may be required, in order to reflect a change in the name of the Partnership.

NOW, THEREFORE, the General Partner does hereby amend the Partnership Agreement as follows:

Section 1.    Amendments.

(a)        The name of the Partnership Agreement is hereby amended and restated as follows:

“First Amended and Restated Agreement of Limited Partnership of CSI Compressco LP”.

(b)        The preamble of the Partnership Agreement is hereby amended by replacing references to “Compressco Partners, L.P.” and “Compressco Partners GP Inc.” with “CSI Compressco

LP” and “CSI Compressco GP Inc.”, respectively.

(c)        Section 1.1 of the Partnership Agreement is hereby amended to add or amend and restate the following definitions in the appropriate alphabetical order:

“Agreement” means this First Amended and Restated Agreement of Limited Partnership of CSI Compressco LP, as it may be amended, supplemented or restated from time to time.

“General Partner” means CSI Compressco GP Inc., a Delaware corporation, and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in its capacity as general partner of the Partnership (except as the context otherwise requires).

(d)         The first sentence of Section 2.2 of the Partnership Agreement is hereby replaced with the following:

“Name.  The name of the Partnership shall be ‘CSI Compressco LP’.”

(e)	The certificate legend set forth in Section 4.7(e) is hereby amended and restated as follows:

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF CSI COMPRESSCO LP THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF CSI COMPRESSCO LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE CSI COMPRESSCO LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). CSI COMPRESSCO GP INC., THE GENERAL PARTNER OF CSI COMPRESSCO LP, MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF CSI COMPRESSCO LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

(f)	Exhibit A to the Partnership Agreement is amended and restated in its entirety as set forth on the new Exhibit A attached hereto.

Section 2.    Except as hereby amended, the Partnership Agreement shall remain in full force and effect.

Section 3.    The appropriate officers of the General Partner are hereby authorized to make such clarifying and conforming changes as they deem necessary or appropriate, and to interpret the Partnership Agreement, to give effect to the intent and purpose of this Amendment No. 1.

Section 4.    This Amendment No. 1 shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

GENERAL PARTNER:
CSI COMPRESSCO GP INC.

By: /s/Timothy A. Knox______________________
Name: Timothy A. Knox
Title: President

EXHIBIT A
to the First Amended and Restated
Agreement of Limited Partnership of
CSI Compressco LP
Certificate Evidencing Common Units
Representing Limited Partner Interests in
CSI Compressco LP
No. __________                __________ Common Units
In accordance with Section 4.1 of the First Amended and Restated Agreement of Limited Partnership of CSI Compressco LP, as amended, supplemented or restated from time to time (the “Partnership Agreement”), CSI Compressco LP, a Delaware limited partnership (the “Partnership”), hereby certifies that ________________________ (the “Holder”) is the registered owner of __________ Common Units representing limited partner interests in the Partnership (the “Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 3809 S. FM 1788, Midland, Texas 79706. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.
THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF CSI COMPRESSCO LP THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF CSI COMPRESSCO LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE CSI COMPRESSCO LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). CSI COMPRESSCO GP INC., THE GENERAL PARTNER OF CSI COMPRESSCO LP, MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF CSI COMPRESSCO LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.
The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement and (iii) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar. This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

Dated: Countersigned and Registered by: Computershare Trust Company, N.A., As Transfer Agent and Registrar	CSI Compressco LP By:CSI Compressco GP Inc. By: Name: Title: By: Name: Title:

[Reverse of Certificate]
ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT/TRANSFERS MIN ACT __________ Custodian _________ (Cust) (Minor) Under Uniform Gifts/Transfers to CD Minors Act (State)
Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF COMMON UNITS OF
CSI COMPRESSCO LP

FOR VALUE RECEIVED, _________ hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of assignee)	(Please insert Social Security or other identifying number of assignee)
____________ Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint ___________ as its attorney-in-fact with full power of substitution to transfer the same on the books of CSI Compressco LP

Date: _________________________	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15
(Signature) (Signature)
No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer.

APPLICATION FOR TRANSFER OF COMMON UNITS
Transferees of Common Units must execute and deliver this application to CSI Compressco LP,3809 S. FM 1788, Midland, Texas 79706; Attention: Chief Financial Officer, to be admitted as limited partners to CSI Compressco LP
The undersigned (“Assignee”) hereby applies for transfer to the name of the Assignee of the Common Units evidenced hereby.
The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, supplemented or restated to the date hereof (the “Partnership Agreement”), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, and (c) makes the waivers and gives the consents and approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement. This application constitutes a Citizenship Certification, as defined in the Partnership Agreement.

Date: ________________________

__________________________________        ____________________________________
Social Security or other identifying number Signature of Assignee

__________________________________        ____________________________________
Purchase Price including commissions, if any    Name and Address of Assignee

Type of Entity (check one):
o Individual                 o Partnership             o Corporation
    o Trust                 o Other (specify)
Nationality (check one):
o U.S. Citizen, Resident or Domestic Entity             o Non-resident Alien
o Foreign Corporation
If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.
Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interestholder’s interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).
Complete Either A or B:
A. Individual Interestholder
1. I am not a non-resident alien for purposes of U.S. income taxation.
2. My U.S. taxpayer identification number (Social Security Number) is ______________.
3. My home address is ___________________________________________________.
B. Partnership, Corporation or Other Interestholder
1. ____________________________________ is not a foreign corporation, foreign partnership, foreign trust (Name of Interestholder) or foreign estate (as those terms are defined in the Code and Treasury Regulations).
2. The interestholder’s U.S. employer identification number is __________________________.
3. The interestholder’s office address and place of incorporation (if applicable) is _______________________________________________________________________.
The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person.
The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:
___________________________________________________________________
Name of Interestholder

___________________________________________________________________
Signature and Date

___________________________________________________________________
Title (if applicable)

Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Common Units shall be made to the best of the Assignee’s knowledge.